EXHIBIT 10.34

                                 ADDENDUM V
                                     TO
                      SPRINT PCS MANAGEMENT AGREEMENT


MANAGER:    TEXAS TELECOMMUNICATIONS, LP

SERVICE AREA BTAS:

Flagstaff, AZ #144                              Abilene, TX #3
Phoenix, AZ #347 (Navajo County, AZ)            Amarillo, TX #13
Prescott, AZ #362                               Eagle Pass, TX #121
Grand Junction, CO #168                         El Paso, TX #128
Pueblo, CO #366                                 Laredo, TX #242
Albuquerque, NM #8                              Lubbock, TX #264
Carlsbad, NM #68                                Midland, TX #296
Farmington, NM-Durango, CO #139                 Odessa, TX #327
Gallup, NM #162                                 San Angelo, TX #400
Las Cruces, NM #244
Roswell, NM #386
Santa Fe, NM #407

THE FOLLOWING BTAS WERE ADDED TO THE ABOVE-DESCRIBED SERVICE AREA BY EARLIER ADDENDA:

Las Vegas, AZ #245 (portion of Mohave County)
Colorado Springs, CO #89 (portion of El Paso County)
Phoenix, AZ #347 (portion of Maricopa and Pinal County)
Clovis, NM #87
Sierra Vista-Douglas, AZ #420
Hobbs, NM #191
Tucson, AZ #447 (portion of Pima County)
Big Spring, TX #40
Yuma, AZ #486
El Centro-Calexico, CA #124
San Diego, CA #402 (portion of San Diego County)


      This Addendum V (this "ADDENDUM"), dated and effective as of January 8, 2001, contains certain additional and supplemental terms and provisions of that certain Sprint PCS Management Agreement entered into as of December 23, 1999, by the same parties as this Addendum, which Management Agreement was further amended by that certain Addendum I entered into as of December 23, 1999, that certain Addendum II entered into as of February 8, 2000, that certain Addendum III entered into as of April 25, 2000, and that certain Addendum IV entered into as of June 23, 2000 (the Management Agreement as amended by Addendum I, Addendum II, Addendum III, and Addendum IV being the "MANAGEMENT AGREEMENT"). The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

      Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

      The Management Agreement is modified as follows:

      1. OUTSOURCE SERVICE PROVIDER AGREEMENT. Sprint PCS approves of the form of the Outsource Service Provider Agreement ("OSP AGREEMENT") attached. Sprint PCS has the right to consent to any changes or revisions to the form of OSP Agreement, including without limitation expansions of the Outsource Service Provider ("OSP") Service Area. Nothing in the OSP Agreement limits or otherwise modifies Manager's obligations under the Management Agreement or creates any obligations on the part of Sprint PCS to any other party. For example, but not as a limitation, if Manager is unable to satisfy its OSP Equipment purchase obligations under the OSP Agreement, Sprint PCS has no obligation to purchase the OSP Equipment.

      2. SPRINT PCS CONSENT TO EACH OSP. Manager must obtain Sprint PCS' consent to an OSP and to a Change in Control of an OSP. Manager will request Sprint PCS' consent in writing and will include with such request the business case prepared by the OSP for its operation in the OSP Service Area and any other documentation Sprint PCS may reasonably request. Upon receipt of all requested information, Sprint PCS has ten (10) Business Days in which to respond to Manager. If Sprint PCS does not respond within such period, Sprint PCS will be deemed to have given its consent to the OSP. Consent by Sprint PCS shall not be unreasonably withheld.

      3. CRITERIA FOR OUTSOURCE SERVICE PROVIDER.

      (a) Manager acknowledges that it is not unreasonable for Sprint PCS to withhold its consent if the OSP (i) is a "Regional Wireless Provider,"
(ii) is a "Nationwide Wireless Provider", (iii) fails to meet a majority of the criteria set forth below in Paragraph 3(b) or (iv) must provide, as a condition to entering into the OSP Agreement, the use of its own switch to connect to the Service Area Network.

      A "REGIONAL WIRELESS PROVIDER" is an entity that provides wireless service (i) in a geographical area covering at least 250,000 pops or (ii) anywhere using a wireless network that competes with Sprint PCS (alone or through a Sprint PCS affiliate), unless there is a suitable plan acceptable to Sprint PCS to migrate customers on that competing network to be a part of the Sprint PCS Network. A "NATIONWIDE WIRELESS CARRIER" means any (i) entity described on Schedule 13 to the Amended and Restated Acknowledgment, Consent and Agreement of Borrower and Manager (Nortel/Alamosa Texas) dated June 23, 2000, as it may be amended from time to time, which Schedule 13 will be binding on Manager and Sprint PCS even if the Amended and Restated Acknowledgment, Consent and Agreement were to be no longer effective, (ii) LEAP Wireless International Incorporated d/b/a Cricket, or (iii) any other entity not then related to an entity listed on Schedule 13 to the Amended and Restated Acknowledgment, Consent and Agreement, but which is a "Nationwide Wireless Provider." A "NATIONWIDE WIRELESS PROVIDER" is an entity that provides wireless telecommunication services on a nationwide basis to the continental United States.

      (b) To qualify as an OSP, an entity must meet at least a majority of the following criteria:

          (1)   significant wireless experience;
          (2) financial strength sufficient to provide the funds necessary for the equipment purchases and tower leases and a business case approved by Sprint PCS;
          (3)   a close proximity to the proposed service area;
          (4)   its own distribution channels;
          (5)   existing wireless infrastructure;
          (6) existing telephone customer base (wireline, cellular or digital);
          (7)   established market presence in the OSP Service Area.

      (c) Notwithstanding the foregoing, the failure of a prospective OSP to meet the above criteria shall not preclude any prospective OSP from seeking Sprint PCS approval as an OSP.

      (d) Neither Manager nor any entity that controls, is controlled by or is under common control with Manager may be an OSP.

      4. SPRINT TRADEMARK AND SERVICE MARK LICENSE AGREEMENT AND SPRINT SPECTRUM TRADEMARK AND SERVICE MARK LICENSE AGREEMENT. At the time Manager enters into an OSP Agreement with an OSP consented to by Sprint PCS, Sprint PCS and the OSP will enter into Trademark and Service Mark License Agreements in the same form and on the same terms and conditions as Sprint PCS then currently contracts with other third party distributors of Sprint PCS Products and Services.

      5. SERVICE AREA NETWORK. Manager acknowledges that upon launch of any network in the OSP Service Area, such network is a part of the Service Area Network.

      6. REVIEW OF OFFERING DOCUMENTS. In addition to Manager's obligations as set forth in Section 1.7 of the Management Agreement, Manager will provide Sprint PCS with copies of, and an opportunity to review prior to distribution, any offering documents of the OSP that describe the relationship between Sprint PCS and Manager or between Manager and the OSP. Manager will not loan any funds to an OSP.

      7. MICROWAVE RELOCATION. Section 2.7 of the Management Agreement contains the agreement of the parties concerning Microwave relocation. To the extent there is a need for microwave relocation within the area of the Manager's Build-Out Plan that Manager is required to build out, Section 2.7 shall remain unchanged. If there is a build-out within the Service Area that is not required to be built out by Manager in the Manager's Build-Out Plan, Manager will pay for all microwave relocation and all costs associated with clearing spectrum within that build-out area.

      8. RELATED PARTY. For purposes of the Management Agreement and the OSP Agreement, an OSP and any entity that controls, is controlled by or is under common control with an OSP (each an "OSP Affiliate") shall be deemed to be a "Related Party" under the definition of "Operating Assets." All leases entered into between Manager and an OSP or an OSP Affiliate will be transferable to Sprint PCS or its permitted assigns and successors without the consent of the lessor.

      9. EBV. If Manager is unable to satisfy its OSP Equipment purchase obligations under the OSP Agreement, Sprint PCS has the right, but not the obligation to purchase the OSP Equipment at the same price available to Manager (i.e., the price payable by Manager based on the OSP's EBV, as defined in the OSP Agreement. If Sprint PCS exercises that right and acquires Manager's Operating Assets, the price paid to Manager for its Operating Assets will be reduced by the amount Sprint PCS paid for the OSP Equipment.

      10. APPEAL PROCESS IF OSP NOT APPROVED BY SPRINT PCS. If Sprint PCS does not consent to an OSP who meets the criteria for an OSP set forth in
Section 3 above, the parties shall be subject to the Dispute Resolution provisions contained in Section 14 of the Management Agreement.

      11. FORCE MAJEURE. An act or failure to act by the OSP in areas within the Manager's Build-Out Plan will not be deemed a failure of any vendor under Section 17.9.3(iii) of the Management Agreement or an event not reasonably within the control of Manager under Section 17.9.3(iv) of the Management Agreement. However, if Manager is unable to comply with a build-out completion deadline in Manager's Build-Out Plan because an event described in Section 17.9.3 was the primary reason preventing the OSP from fulfilling its obligations under the OSP Agreement, such non-compliance will not be considered a breach by Manager under the Management Agreement.

      12. INDEMNIFICATION. Manager acknowledges that any OSP is a contractor of Manager for purposes of determining Manager's indemnification obligations under the Management Agreement.

      13. NOTICES FROM OSP. The Management Agreement contains numerous provisions requiring notices to be given among the parties. The parties acknowledge that under the OSP Agreement, the OSP may receive certain notices or may be placed on notice of certain matters on behalf of the Manager. Manager agrees to notify Sprint PCS within two (2) Business Days after Manager's receipt of any notice from the OSP of any event or act that Manager would be required to give to Sprint PCS under the Management Agreement.


      IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Addendum as of the date first above written.

                                    SPRINT SPECTRUM L.P.

                                    By: /s/Thomas E. Mateer
                                        -------------------------
                                    Thomas E. Mateer
                                    Vice President - Affiliations

                                    WIRELESSCO, L.P.

                                    By: /s/Thomas E. Mateer
                                        -------------------------
                                    Thomas E. Mateer
                                    Vice President - Affiliations

                                    SPRINTCOM, INC.

                                    By: /s/Thomas E. Mateer
                                        -------------------------
                                    Thomas E. Mateer
                                    Vice President - Affiliations

                                    COX COMMUNICATIONS PCS, L.P.

                                    By: /s/Thomas E. Mateer
                                        -------------------------
                                    Thomas E. Mateer
                                    Vice President - Affiliations

                                    COX PCS LICENSE, LLC

                                    By: /s/Thomas E. Mateer
                                        --------------------------
                                    Thomas E. Mateer
                                    Vice President - Affiliations

                                    SPRINT COMMUNICATIONS COMPANY L.P.

                                    By:  /s/Ed Mattix
                                         -------------------------
                                    Ed Mattix
                                    Senior Vice President Public Affairs

                                    TEXAS TELECOMMUNICATIONS, LP

                                    By:  /s/David Sharbutt
                                         ----------------------------
                                    David E. Sharbutt
                                    Chief Executive Officer